Exhibit 99.1

NATIONAL DENTEX CORPORATION 2 Vision Drive Natick, MA (508) 907-7800 Contact: Richard F. Becker, Executive Vice President, Treasurer	FOR IMMEDIATE RELEASE: December 16, 2008
NATIONAL DENTEX CORPORATION ANNOUNCES
EXTENSION OF CREDIT FACILITY
NATIONAL DENTEX CORPORATION, NATICK, MASSACHUSETTS, December 16, 2008- National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in the United States, today announced that it amended its credit facility with Bank of America, N.A. The amendment to National Dentex’s $50,000,000 credit facility: (i) extends the maturity date of the revolving line of credit to November 7, 2011; (ii) amends certain interest rate terms and definitions; and (iii) amends and restates certain financial covenants.
Mr. David Brown, President & CEO, commented: “We are very pleased to enter into this amendment with Bank of America, with which we have had a long standing beneficial relationship, especially given the current difficulties in the credit markets. By extending the maturity date of our revolving facility for an additional two years, making it coterminous with our term loan, we believe that we will have sufficient liquidity to meet our needs for the foreseeable future at a reasonable cost.”
About National Dentex
National Dentex Corporation serves an active customer base of over 24,000 dentists through 46 dental laboratories located in 31 states and one Canadian province. National Dentex’s dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns, and fixed bridges, and other dental specialties.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to statements regarding the economic downturn, consumer spending, our liquidity needs and our credit facility, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The forward-looking statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating results and acquisition activity include the timing, duration and effects of adverse changes in overall economic conditions and other developments that directly or indirectly affect consumer decisions as to whether and when to have dental procedures performed, including the current economic slowdown and credit market disruptions; National Dentex’s ability to acquire new laboratories on terms and conditions acceptable to it and its capacity to integrate and successfully operate previously acquired laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; competition from other dental laboratories, including increased competition from dental laboratories located in foreign countries with lower labor and benefit costs, such as China; National Dentex’s ability to attract, retain and motivate qualified personnel; changes in the cost or availability of raw materials, particularly precious metals like gold, platinum and palladium; any impairment in the carrying value of goodwill or other acquired intangibles; National Dentex’s ability to access the credit markets on commercially reasonable terms; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the NASDAQ Global Market; and other risks indicated from time to time in National Dentex’s filings with the Securities and Exchange Commission, particularly under Item 1A, “Risk Factors” of National Dentex’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. National Dentex assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.